                             FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                   [NW 1989 B]

                  This FIRST AMENDMENT TO PARTICIPATION AGREEMENT [NW 1989 B], dated as of June 12, 1996, among (i) NORTHWEST AIRLINES, INC., a Minnesota
corporation (the "LESSEE"), (ii) [                              ], a [
] corporation (the "OWNER PARTICIPANT"), as successor to [
], a [                               ] corporation (the "ORIGINAL OWNER
PARTICIPANT"), (iii) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (the "OWNER TRUSTEE") under the Trust Agreement (as defined below), (iv) STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "PASS THROUGH Trustee") under each of the four separate Pass Through Trust Agreements (as defined below), (v) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "SUBORDINATION AGENT") under the Intercreditor Agreement (as defined below), and
(vi) STATE STREET BANK AND TRUST COMPANY, in its individual capacity and as Indenture Trustee (the "INDENTURE TRUSTEE") under the Trust Indenture (as defined below).

                  Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                              W I T N E S S E T H:

                  WHEREAS, Lessee, the Original Owner Participant, [
] as Original Holder (the "ORIGINAL LOAN PARTICIPANT"), The First National Bank of Boston, as owner trustee (the "ORIGINAL OWNER TRUSTEE"), and Meridian Trust Company, as Equipment Trust Trustee (the "EQUIPMENT TRUST TRUSTEE") entered into the Participation Agreement [NW 1989 B], dated as of March 15, 1989 (the "ORIGINAL PARTICIPATION AGREEMENT"), providing for the sale and lease of one Boeing 747-451 aircraft (the "AIRCRAFT");

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Original Owner Trustee, the Lessee and the Equipment Trust Trustee entered into the Equipment Trust Agreement [NW 1989 B], dated as of March 15, 1989, as supplemented by Equipment Trust Agreement and Trust Agreement Supplement No. 1 [NW 1989 B], dated March 16, 1989 (collectively, the "ORIGINAL EQUIPMENT TRUST AGREEMENT"), pursuant to which the Original Owner Trustee issued to the Original Loan Participant Series BB Certificates substantially in the form set forth in Exhibit A thereto (the "ORIGINAL CERTIFICATES") as evidence of the loan then being made by the Original Loan Participant in participating in the payment of Lessor's Cost;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Original Owner Trustee and Lessee entered into the Lease Agreement [NW 1989 B] relating to the Aircraft, dated as of March 15, 1989, as supplemented by Lease Supplement No. 1 [NW 1989 B] dated March 16, 1989 (the "ORIGINAL LEASE"), whereby, subject to the terms and conditions set forth therein, the Original Owner Trustee agreed to lease to Lessee, and Lessee agreed to lease from such Original Owner Trustee, the Aircraft commencing on the Delivery Date;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Original Owner Participant and the Original Owner Trustee entered into the Trust Agreement [NW 1989 B], dated as of March 15, 1989 (the "ORIGINAL TRUST AGREEMENT"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section
1.01 thereof for the benefit of the Owner Participant thereunder;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Original Owner Participant entered into a Tax Indemnity Agreement [NW 1989 B] relating to the Aircraft, dated as of March 15, 1989 (the "ORIGINAL TAX INDEMNITY AGREEMENT"), with Lessee;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Lessee, the Owner Trustee and the Indenture Trustee entered into a Purchase Agreement Assignment [NW 1989 B], dated as of March 15, 1989, and the Manufacturer entered into a Consent and Agreement [NW 1989 B], dated as of March 15, 1989 (collectively, the "ORIGINAL PURCHASE AGREEMENT ASSIGNMENT");

                  WHEREAS, pursuant to an Instrument of Transfer, Removal, Appointment, Assumption and Acceptance, dated May 16, 1996, the Owner Trustee succeeded to all of the estates, properties, rights, powers, duties and trusts of the Original Owner Trustee under the Trust Agreement and the other Operative Documents to which the Original Owner Trustee was a party;

                  WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of December 19, 1991 (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), between and among the Original Owner Participant, the Owner Participant and
[                                 ] ("[                  ]") as parent of the
Owner Participant, the Original Owner Participant transferred to the Owner Participant all of its right, title and interest in the Trust Estate, the Aircraft and the Operative Documents;

                  WHEREAS, concurrently with the execution and delivery of the
Assignment and Assumption Agreement, [                  ] entered into a
Guaranty (the "PARENT GUARANTY") under which [                  ] guaranteed to
Lessee, the Original Owner Trustee, the Equipment Trust Trustee and the Original Owner Participant obligations of the Owner Participant;

                  WHEREAS, the Original Equipment Trust Agreement was amended by the First Amendment to Equipment Trust Agreement [NW 1989 B] dated as of December 19, 1991 (as so amended, the "EQUIPMENT TRUST AGREEMENT");

                  WHEREAS, Section 17 of the Original Participation Agreement contemplates the redemption of the Original Certificates as part of a refinancing operation, Section 3(d) of the Original Lease contemplates the adjustment of Rent in the event of such a refinancing operation, and Lessee has given its written notice to the Owner Participant, the Owner Trustee and the Equipment Trust Trustee pursuant to such Section 17 of its desire to implement such a refinancing operation;

                  WHEREAS, Lessee, the Guarantor, the Owner Trustee, the Pass Through Trustee, the Owner Participant, the Indenture Trustee and the Subordination Agent have entered into the Refunding Agreement [NW 1989 B], dated as of June 3, 1996 (the "REFUNDING AGREEMENT");

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee and the Indenture Trustee have entered into the Trust Indenture and Security Agreement [NW 1989 B], dated as of the date hereof (the "INDENTURE"), under which Indenture the Owner Trustee shall issue secured certificates substantially in the form set forth in Section 2.01 thereof (the "SECURED CERTIFICATES") in four series;

                  WHEREAS, concurrently with the execution and delivery of the Refunding Agreement, the Owner Trustee and Lessee entered into the Amended and Restated Lease Agreement [NW 1989 B], dated as of June 3, 1996 (the "LEASE") amending and restating the Original Lease;

                  WHEREAS, concurrently with the execution and delivery of the Refunding Agreement, the Owner Participant and Lessee entered into the First Amendment to Tax Indemnity Agreement [NW 1989 B] dated as of June 3, 1996 (the "TIA AMENDMENT NO. 1"; the Original Tax Indemnity Agreement, as amended by the TIA Amendment No. 1, the "TAX INDEMNITY AGREEMENT");

                  WHEREAS, at the Closing, the Lessee, the Owner Trustee and the Indenture Trustee will enter into the First Amendment to Purchase Agreement Assignment [NW 1989 B], dated as of the Refinancing Date, and the Manufacturer will enter into the First Amendment to Consent and Agreement [NW 1989 B], dated as of the Refinancing Date (collectively, the "PAA AMENDMENT NO. 1"; the Original Purchase Agreement Assignment, as amended by the PAA Amendment No. 1, the "PURCHASE AGREEMENT ASSIGNMENT");

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Guarantor has entered into the Guarantee [NW 1989 B] (the "GUARANTEE");

                  WHEREAS, pursuant to the Pass Through Trust Agreement and each of the Pass Through Trust Supplements set forth in Schedule I hereto (collectively, the "PASS THROUGH TRUST AGREEMENTS"), on the Refinancing Date (as defined in Section 1 of the

Refunding Agreement), four separate grantor trusts (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale by each Pass Through Trust of pass through certificates pursuant thereto (collectively, the "CERTIFICATES");

                  WHEREAS, the proceeds from the issuance and sale of the Certificates by each Pass Through Trust will be applied in part by the Pass Through Trustee at the Closing to purchase from the Owner Trustee, on behalf of each Pass Through Trust, all of the Secured Certificates bearing the same interest rate as the Certificates issued by such Pass Through Trust;

                  WHEREAS, concurrently with the execution and delivery of this Amendment, (i) Westdeutsche Landesbank Girozentrale, acting through its New York branch (the "LIQUIDITY PROVIDER") entered into three revolving credit agreements (each, a "LIQUIDITY FACILITY"), one for the benefit of the holders of Certificates of each Pass Through Trust (other than Northwest Airlines 1996-1D Pass Through Trust) with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT"); and

                  WHEREAS, the Secured Certificates will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that the Original Participation Agreement is amended as follows:

                  SECTION 1. AMENDMENT OF PREMISES OF THE ORIGINAL PARTICIPATION AGREEMENT. The last WHEREAS clause of the Original Participation Agreement is hereby amended in its entirety to read as follows:

                  WHEREAS, certain terms are used herein as defined in Section 13(a) hereof.

                  SECTION 2. AMENDMENT OF SECTION 4(a) OF THE ORIGINAL PARTICIPATION AGREEMENT. The last sentence of Section 4(a)(v) of the Original Participation Agreement is hereby deleted in its entirety.

                  SECTION 3. AMENDMENT OF SECTION 7(b) OF THE ORIGINAL PARTICIPATION AGREEMENT. (a) Section 7(b)(i) of the Original Participation Agreement is hereby amended by (i) deleting all of the words and punctuation through the end of the first parenthetical clause in the first sentence and substituting therefor the following:

                           Indemnity. Except as provided in Section 7(b)(ii)
                  hereof, Lessee shall pay, and on written demand shall indemnify and hold harmless each of (i) the Owner Participant, the Owner Trustee, both in its individual capacity and as trustee under the Trust Agreement, the Trust Estate and the Indenture Trustee, (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate (each of the entities described in clauses (i), (ii) and (iii), referred to as an "INDEMNITEE").

(ii) replacing the words "or Estate" at the end of clause (i)(F) with the word "and", (iii) deleting clause (D) of Section 7(b)(i) in its entirety and substituting therefor the following:

                  any or all of the Operative Documents, the Refunding Agreement or the issuance of the certificates issued pursuant to the Original Trust Indenture, the Secured Certificates, the Pass Through Certificates or the refinancing thereof and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto or the execution, delivery or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, and (iii) deleting clause (E) of Section 7(b)(i) in its entirety and substituting therefor the following:

                  the payment of the principal of, or interest or premium on, or other amounts payable with respect to the Certificates or the Secured Certificates,

                  (b) Section 7(b)(ii) of the Original Participation Agreement is hereby amended by (i) adding the words "and (iii) Taxes imposed by withholding on or with respect to the Secured Certificates or any payments in connection therewith" after the word "jurisdiction" in clause 7(b)(ii)(1), (ii) deleting the words and punctuation "Commonwealth of Massachusetts, the State of California" and substituting therefor the words and punctuation "State of Utah, the State of Delaware" in clause 7(b)(ii)(2), (iii) substituting the words, punctuation and numbers "Section 7(b)(ii)(1)(ii) or (iii)" for the words, punctuation and numbers "Section 7(b)(ii)(1)(ii)" in the last parenthetical of
Section 7(b)(ii)(2), (iv) adding the words "or (D) in connection with any refinancing (including pursuant to the Refunding Agreement), provided that this clause (4) shall not apply to the transfer by The First National Bank of Boston to the First Security Bank of Utah, National Association" at the end of clause 7(b)(ii)(4), (v) deleting the words "Original Holder, the Equipment Trust Trustee or the Estate" in the second line of clause 7(b)(ii)(5) and substituting therefor the words "Indenture Trustee and the Trust Indenture Estate", (vi) deleting the words "Equipment Trust Trustee" in clause 7(b)(ii)(7) and substituting therefor the words "Indenture Trustee" and (vii) deleting the words "Original Holder" in clauses 7(b)(ii)(13) and 7(b)(ii)(14) and substituting therefor the words "Indenture Trustee or Trust Indenture Estate".

                  SECTION 4. AMENDMENT OF SECTION 7(c) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 7(c) of the Original Participation Agreement is hereby amended by (i) deleting the first sentence thereof, (ii) deleting the word "and" between the words "expenses" and "Transaction Expenses" in the second parenthetical phrase of the first paragraph thereof and substituting a comma therefor, (iii) inserting after the phrase "to Section 16" in such second parenthetical phrase the words "and Refinancing Expenses to the extent not required to be paid by the Owner Trustee or the Owner Participant pursuant to Section 11(a) of the Refunding Agreement", (iv) inserting the words and punctuation "and, only in the case of an Indemnitee who is the Subordination Agent, the Intercreditor Agreement and the Liquidity Facilities" after the words "the terms thereof" in clause (1) of the first paragraph thereof, (v) inserting the word "Secured" before the word "Certificates" and by adding the words "the Pass Through Trust Certificates (and any replacements thereof) and the certificates issued pursuant to the Original Trust Indenture (and any replacements thereof)" after the word "Certificates" in clause (4) of the first paragraph thereof and by inserting the word "Secured" before the word "Certificates" in the fourth paragraph thereof, (vi) deleting the word "or" prior to clause (5) of the first paragraph thereof and substituting a comma therefor and adding the following clause (6) after the end of such clause (5):
"or (6) arising from the application of Part 4 or Part 5 of Subtitle B of Title I of ERISA or Section 4975 of the Code", (vii) adding the words and punctuation "the Intercreditor Agreement, the Liquidity Facilities or the Pass Through Trust Agreements" after the words "Operative Documents" in each of clauses (A) and (B) of the proviso in the first paragraph thereof, (viii) deleting the words "Original Holder Lien" and "Trustee's Liens" in clause (B) of the proviso in the first paragraph of Section 7(c) and substituting therefor the words "Loan Participant Liens" and "Indenture Trustee's Liens", respectively, (ix) adding the words and punctuation ", the Indenture" after the word "Lease" in the second parenthetical of clause (D) of the proviso in the first paragraph of Section 7(c) and by adding the words "and other than the transfer from The First National Bank of Boston to First Security Bank of Utah, National Association" at the end of such parenthetical after the words "Equipment Trust Agreement"), (x) deleting all of the words in such clause (D) appearing after the word "Lease" the second time such word appears therein and before the semicolon, (xi) adding the words and punctuation ", provided, that this clause (E) shall not be deemed to exclude Taxes, penalties, interest or charges of any nature whatsoever imposed under Section 4975 of the Code or Section 502(i) or Section 502(l) of ERISA" at the end of clause (E) of the proviso to the first paragraph thereof,
(xii) adding the words "other than any transfer from The First National Bank of Boston to First Security Bank of Utah, National Association" at the end of clause (G) of the proviso to the first paragraph of Section 7(c), (xiii) deleting the words "Equipment Trust Trustee" and "Equipment Trust Agreement" in clause (H) of the proviso in the first paragraph of Section 7(c) and substituting therefor the words "Indenture Trustee" and "Trust Indenture", respectively, (xiv) deleting the words "Section 9.07 of the Equipment Trust Agreement" in the seventh paragraph of Section 7(c) and substituting therefor the words "Section 5.03 or 7.01 of the Trust Indenture", and (xv) deleting the words "Equipment Trust Trustee" in the last paragraph of Section 7(c) and substituting therefor the words "Indenture Trustee".

                  SECTION 5. AMENDMENT OF SECTION 8(c) OF THE ORIGINAL PARTICIPATION AGREEMENT. The second, third, fourth, fifth and sixth sentences of
Section 8(c) of the Original Participation Agreement are hereby amended in their entirety to read as follows:

                           The Owner Participant agrees, solely for the benefit
                  of Lessee and the Certificate Holders, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) promptly effect a voting trust, voting powers agreement or other similar arrangements or take any other action as may be necessary to prevent any deregistration and to maintain the United States registration of the Aircraft; provided, however, that during any period during which the Aircraft shall be registered in a country other than the United States pursuant to Section 8(f) hereof, the Owner Participant shall take the actions referred to in this sentence only if, and promptly after being, directed to do so by Lessee upon Lessee's determination to re-register the Aircraft in the United States. It is agreed that: (A) the Owner Participant shall be liable to pay on request to each of the other parties hereto and to each holder of a Secured Certificate for any damages suffered by any such other party or holder as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(c) proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to pay on request to Lessee, any Sublessee and the Loan Participants for any damages which may be incurred by Lessee, any Sublessee or the Loan Participants as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Section 8(c). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(c). First Security Bank of Utah, National Association, in its individual capacity, agrees that if at any time a responsible officer or responsible employee of the Corporate Trust Department of First Security Bank of Utah, National Association, shall obtain actual knowledge that First Security Bank of Utah, National Association, has ceased to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Certificate Holders, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or First Security Bank of Utah, National Association, in its individual capacity, does not comply with the requirements of this Section 8(c), the Owner Trustee, the Indenture Trustee and the Participants hereby agree that an Event of Default (or an event which would constitute an Event of Default but for lapse of time or the giving of notice or both) shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

                  SECTION 6. AMENDMENT OF SECTION 8(d) OF THE ORIGINAL PARTICIPATION AGREEMENT. The first and second sentences of Section 8(d) of the Original Participation Agreement are hereby amended in their entirety to read as follows:

                           First Security Bank of Utah, National Association in
                  its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents in which it is a party are kept is Salt Lake City, Utah. First Security Bank of Utah, National Association, in its individual capacity, agrees that it will not change the location of its principal place of business or the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party to are kept to a location outside of Salt Lake City, Utah, without the prior written notice to all parties.

                  SECTION 7. AMENDMENT OF SECTION 8(e) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(e) of the Original Participation Agreement is hereby deleted in its entirety.

                  SECTION 8. AMENDMENT OF SECTION 8(f) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(f) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           Each of the Owner Participant and the Indenture
                  Trustee agrees that, at any time on or after the fifth anniversary of the Delivery Date, but subject to the matters set forth in this Section 8(f), including the second paragraph hereof, Lessee at its expense and with the prior written consent of the Owner Participant, may register the Aircraft in a country other than the United States in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"). Upon receipt of such request and consent, the Owner Participant shall instruct the Owner Trustee to, and the Indenture Trustee shall, take whatever action is necessary or appropriate to effectuate such change of registration, if prior thereto the Owner Participant and the Indenture Trustee shall have received:

                                    (i)      a written request by the Company
                           for such change of registration;

                                    (ii)     an officer's certificate of Lessee
                           to the effect that (A) Lessee will be in compliance with the insurance provisions of the Lease immediately after giving effect to such change of registration, (B) Lessee will pay all expenses of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection therewith, and (C) such new country of registry imposes aircraft maintenance standards not materially different from those of the FAA;

                                    (iii)    an opinion of counsel (which may be
                           the General Counsel or an Associate General Counsel of Lessee, Cadwalader, Wickersham & Taft or a successor firm, or other counsel designated by Lessee and reasonably satisfactory to the Owner Participant) to the effect that such change of registration will not (A) expose the Owner Participant, the Owner Trustee or the Indenture Trustee to any risk (other than the risk of imposition of any tax) which they are not indemnified against under Section 7(c) of this Agreement (as in effect at such time or as proposed to be amended in connection therewith), (B) affect the lien of the Trust Indenture as a first priority lien on the Aircraft and on the amounts of Rent payable under the Lease which are assigned as security to the Indenture Trustee, or (C) result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify an Indemnitee pursuant to Section 7(b) of this Agreement (as in effect at such time or as proposed to be amended in connection therewith) or pursuant to the Tax Indemnity Agreement; and

                                    (iv)     a favorable opinion, of counsel
                           reasonably satisfactory to the Owner Participant in the proposed jurisdiction of registry, to the effect that (A) the terms (including, without limitation, the governing-law, service-of-process and jurisdiction-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such country, (B) it is not necessary for the Owner Participant, the Owner Trustee or the Indenture Trustee to register or qualify to do business in such country, (C) there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such country (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is obtained to cover such risk), and (D) to such further effect with respect to such other matters as the Owner Participant may reasonably request.

                           If the Owner Participant shall not have determined,
                  acting reasonably, that the proposed country of registration would not provide substantially equivalent protection for the rights of owner participants and lessors in similar transactions as provided under United States law, the Owner Participant shall not unreasonably withhold its consent to such change of registration, provided that, in addition to the matters referred to in (i) through (iv) above,

                                    (I)      the opinion of counsel referred to
                           in clause (iii) above shall be satisfactory to the Owner Participant;

                                    (II)     unless Lessee shall have agreed to
                           provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction, the opinion of counsel referred to in clause (iv) above shall also be to the effect that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use; and

                                    (III)    it is understood that, in making
                           its determinations under this Section 8(f), the Owner Participant shall be entitled to take into consideration the relative creditworthiness of the government of the proposed country of registration.

                  SECTION 9. AMENDMENT OF SECTION 8(h) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(h) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           Each of First Security Bank of Utah, National
                  Association, in its individual capacity and the Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each of First Security Bank of Utah, National Association, in its individual capacity and the Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of First Security Bank of Utah, National Association, in its individual capacity and the Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof but excluding Taxes referred to in Section 7(b)(ii)(3) hereof.

                  SECTION 10. AMENDMENT OF SECTION 8(i) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(i) of the Original Participation Agreement is hereby amended in its entirety to read as follows:

                           State Street Bank and Trust Company, in its
                  individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien with respect to the Aircraft or any other portion of the Trust Estate arising as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitute gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses (as such terms are defined in Section 7 hereof) which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to
                  Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to
                  Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                  SECTION 11. AMENDMENT OF SECTION 8(k) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(k) of the Original Participation Agreement is hereby deleted in its entirety.

                  SECTION 12. AMENDMENT OF SECTION 8(l) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(l) of the Original Participation Agreement is hereby deleted in its entirety.

                  SECTION 13. AMENDMENT OF SECTION 8(n) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(n) of the Original Participation Agreement is hereby amended by deleting the words "Equipment Trust Trustee" each time they appear and replacing them with the words "Indenture Trustee".

                  SECTION 14. AMENDMENT OF SECTION 8(o) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(o) of the Original Participation Agreement is hereby amended by (i) adding after the comma in the second line thereof the words and punctuation "unless waived by the Certificate Holders," and (ii) deleting the word "Guaranties" and substituting therefor the words "Secured Certificates".

                  SECTION 15. AMENDMENT OF SECTION 8(p) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(p) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           First Security Bank of Utah, National Association,
                  and State Street Bank and Trust Company, each in its individual capacity, agrees for the benefit of Lessee and the Owner Participant to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

                  SECTION 16. AMENDMENT OF SECTION 8(q)(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(q)(A) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           The Owner Participant represents and warrants that it
                  is not acquiring its interest in the Trust Estate, any Secured Certificate or any interests represented thereby with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of any "plan" within the meaning of
                  Section 4975(e)(1) of the Code. Each Loan Participant, by its acceptance of a Secured Certificate, agrees that it will not transfer any Secured Certificate (or any part thereof) to any entity (except pursuant to Section 2.14 of the Trust Indenture) unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such Secured Certificate (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA); provided, that no such transfer shall be effective, and the Indenture Trustee shall not register any Secured Certificate until the intended transferee has made, or is deemed to have made, one of the representations referred to above. The Owner Participant agrees that it will not transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such right, title and interest (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA); provided, that no such transfer shall be effective and any attempt by the Owner Participant to make such a transfer shall be null and void and of no effect until the intended transferee has made, or is deemed to have made, one of the representations referred to in this sentence. The Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 1.01(e)(i) of the initial supplement (other than the initial supplement related to the Northwest Airlines 1996-1A Pass Through Trust) to each Pass Through Trust Agreement without the prior written consent of the Owner Participant.

                  SECTION 17. AMENDMENT OF SECTION 8(r) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(r) of the Original Participation Agreement is hereby amended by (i) deleting the words "Equipment Trust Trustee" each time it appears and substituting therefor the words "Indenture Trustee", and (ii) deleting the words "Equipment Trust Agreement" in the first parenthetical thereof and substituting therefor the words "Trust Indenture".

                  SECTION 18. AMENDMENT OF SECTION 8(x) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(x) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           Each of the Owner Participant, the Owner Trustee, the
                  Indenture Trustee, each Loan Participant and Lessee covenants and agrees that if Lessee elects to purchase the Aircraft pursuant to Section 9(b),
                  Section 19(b) or Section 19(d) of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and if Lessee, in connection with such purchase pursuant to Section 9(b) or 19(d) of the Lease, elects to assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Secured Certificates each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Secured Certificates, the Trust Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee. Lessee agrees that if it so elects to purchase the Aircraft pursuant to Section 9(b) of the Lease and assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Secured Certificates, the Aircraft will not thereafter be the subject of any leveraged lease or sale and lease-back transaction in which Lessee or any Affiliate of Lessee is the lessee, a sublessee or a guarantor of the obligations of any lessee or sublessee.

                           Notwithstanding the foregoing, Lessee shall not be
                  entitled to assume the obligations of the Owner Trustee in respect of the Secured Certificates unless Lessee causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that (i) the Lien of the Trust Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft and (ii) the Indenture Trustee should be entitled to the benefits of 11 U.S.C. Section1110; provided that the opinion required by subclause (ii) need only be given if immediately prior to such assumption the Owner Trustee should have been entitled to the benefits of 11 U.S.C. Section1110.

                  SECTION 19. AMENDMENT OF SECTION 8(y) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(y) of the Original Participation Agreement is hereby amended by (i) deleting the words and punctuation "citizen of the United States as defined in Section 101(16) of the Federal Aviation Act and shall be a United States certificated air carrier" in Section 8(y)(i) and replacing them with the words "Certificated Air Carrier", (ii) deleting the words "Equipment Trust Trustee" in Sections 8(y)(ii) and 8(y)(iv) and substituting therefor the words "Indenture Trustee", (iii) deleting the words "Equipment Trust Agreement" in Section 8(y)(ii) and substituting therefor the words "Trust Indenture", and
(iv) inserting in Section 8(y)(ii) after the words "Purchase Agreement Assignment", the words and punctuation ", the Refunding Agreement".

                  SECTION 20. AMENDMENT OF SECTION 8(z) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(z) is hereby amended to read in its entirety as follows:

                           Lessee, at its expense, will take, or cause to be
                  taken, such action with respect to the recording, filing, re-recording and refiling of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee and the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Lessee will notify the Owner Trustee, the Owner Participant and the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

                  SECTION 21. AMENDMENT OF SECTION 8(dd) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(dd) of the Original Participation Agreement is hereby deleted in its entirety.

                  SECTION 22. AMENDMENT OF SECTION 8(ee) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(ee) of the Original Participation Agreement is hereby deleted in its entirety.

                  SECTION 23. AMENDMENT OF SECTION 8(ff) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(ff) of the Original Participation Agreement is hereby amended by deleting the words "Equipment Trust Trustee" each time they appear and substituting therefor the words "Indenture Trustee".

                  SECTION 24. AMENDMENT OF SECTION 8(gg) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(gg) of the Original Participation Agreement is hereby amended by (i) deleting the words "Equipment Trust Trustee" each time they appear and substituting therefor the words "Indenture Trustee", (ii) deleting the words and punctuation "Holder(s) of Certificates" and the word and punctuation "Holder(s)" each time they appear and in each case substituting therefor the words "Certificate Holders", (iii) deleting the words "the Holder of a Certificate" in the last sentence of Section 8(gg) and substituting therefor the words "any Certificate Holder", and (iv) deleting the word "Certificates" in clause (ii) of the first sentence thereof and substituting therefor the words "Secured Certificates".

                  SECTION 25. AMENDMENT OF SECTION 8 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8 of the Original Participation Agreement is hereby amended by adding the following new subsections at the end thereof:

                           (hh) Each Loan Participant represents, warrants, covenants and agrees as to itself: (i) that this Agreement constitutes a legal, valid and binding obligation of such Loan Participant enforceable against such Loan Participant in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) that such Loan Participant is duly organized and validly existing under the laws of its jurisdiction of incorporation; and (iii) that such Loan Participant has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement.

                           (ii) Each Loan Participant represents and warrants that the Secured Certificate to be issued to it pursuant to the Trust Indenture and held for it by the Subordination Agent is being acquired by it without a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Secured Certificate issued to it), provided that the disposition of its property shall at all times be and remain within its control, except that the Loan Participants may sell, transfer or otherwise dispose of any Secured Certificate or any portion thereof, or grant participations therein, in a manner which in itself does not violate the registration requirements under the Securities Act of 1933, as amended.

                           (jj)     State Street Bank and Trust Company
                  represents, warrants and covenants, in its individual capacity, to Lessee, the Owner Trustee and each Participant as follows:

                                    (i)      it is a Citizen of the United
                           States without making use of any voting trust, voting powers trust agreement or other similar arrangement, will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States without making use of any voting trust, voting powers trust agreement or other similar arrangement is likely to change and will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture if it should cease to be a Citizen of the United States without making use of any voting trust, voting powers trust agreement or other similar arrangement;

                                    (ii)     it is a Massachusetts trust company
                           duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement and the Refunding Agreement and to enter into and perform its obligations under the Trust Indenture, this Agreement, the Refunding Agreement and each other Operative Document to which it is a party or by which it is bound and to authenticate the Secured Certificates to be delivered on the Closing Date;

                                    (iii)    the execution and delivery, or the
                           assumption of rights and obligations, by the Indenture Trustee of or under the Trust Indenture, this Agreement, the Refunding Agreement and each other Operative Document to which it is a party or by which it is bound and the authentication of the Secured Certificates to be delivered on the Closing Date have been duly authorized by all necessary corporate action on its part, and neither such execution and delivery or assumption nor its performance of any of the terms and provisions thereof will violate any Federal or state law or governmental rule or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                                    (iv)     each of the Trust Indenture, the
                           Refunding Agreement and the Participation Agreement has been duly executed and delivered by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

                                    (v)      there are no pending or, to its
                           knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee, as the case may be, to perform its obligations under the Operative Documents to which it is a party or by which it is bound; and

                                    (vi)     there are no Indenture Trustee's
                           Liens on the Aircraft or any portion of the Trust Estate.

                           (kk) First Security Bank of Utah, National Association, and State Street Bank and Trust Company, National Association, each in its individual capacity, agree for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

                           (ll) Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Loan Participant Lien attributable to it.

                           (mm) State Street Bank and Trust Company, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Trust Indenture Estate or the Trust Estate. State Street Bank and Trust Company, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company, in its individual capacity, agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Indenture Estate or the Trust Estate resulting from such Indenture Trustee's Liens.

                           (nn) Each Loan Participant and the Subordination Agent hereby represents, warrants and agrees that it shall not permit the transfer of any interest in any Secured Certificate unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Lessee, the Owner Trustee and the Owner Participant) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Trust Indenture (including, without limitation, the representations and covenants set forth in Sections 8(q)(A), 8(gg), 8(hh), 8(ii) and 8(ll) hereof and this Section 8(nn) and Sections 2.03, 2.14 and 4.03 of the Trust Indenture).

                  SECTION 26. AMENDMENT OF SECTION 10 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 10 of the Original Participation Agreement is hereby amended by (i) deleting the words "Equipment Trust Trustee" in the three places in which it appears and substituting therefor the words "Indenture Trustee", (ii) inserting the word "Certificate" before the word "Holders" in the two places in which it appears, and (iii) adding the following at the end of the first sentence thereof:

                  ; and (C) agrees with Lessee and the Loan Participants not to revoke the Trust Agreement without the prior written consent of Lessee, such consent not to be unreasonably withheld, and, so long as the Trust Indenture is in effect, the Loan Participants.

                  SECTION 27. AMENDMENT OF SECTION 11 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 11 of the Original Participation Agreement is hereby amended by (i) deleting the words "Equipment Trust Trustee" in each place in which it appears and substituting therefor the words "Indenture Trustee",
(ii) deleting the words "Original Holder" in the first sentence and substituting therefor the words "Loan Participants" and (iii) deleting the words and punctuation "the Equipment Trust Agreement, and all supplements to the Equipment Trust Agreement" in the second line of Section 11(b) and substituting therefor the words and punctuation ", the Trust Indenture, all supplements to the Trust Indenture".

                  SECTION 28. AMENDMENT OF SECTION 12 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 12 of the Original Participation Agreement is hereby amended by inserting the words and punctuation "the Indenture Trustee," following the word "among" in the first line thereof.

                  SECTION 29. AMENDMENT OF SECTION 13(a) OF THE ORIGINAL PARTICIPATION AGREEMENT

                  Capitalized terms used herein without definition shall have the meanings set forth in the Lease.

                  SECTION 30. AMENDMENT OF SECTION 13(b) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 13(b) of the Original Participation Agreement is hereby amended by (i) inserting the words and punctuation "the Indenture Trustee," immediately before the word "Lessee" in clause (A) of the second sentence thereof, and (ii) deleting the words "at the foot of this Agreement" in clause(A) of the second sentence thereof and substituting therefor the words "on the signature pages to the Refunding Agreement".

                  SECTION 31. AMENDMENT OF SECTION 13(c) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 13(c) of the Original Participation Agreement is hereby amended by deleting the words "Equipment Trust Trustee" in the penultimate sentence thereof and substituting therefor the words "the Indenture Trustee".

                  SECTION 32. AMENDMENT OF SECTION 14 OF THE ORIGINAL PARTICIPATION AGREEMENT therefor the words "Trust Indenture" and (ii) deleting the words "Equipment Trust Trustee" in clause (D)(III) thereof and substituting therefor the words "Indenture Trustee".

                  SECTION 33. AMENDMENT OF SECTION 15(b) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 15(b) of the Original Participation Agreement is hereby amended by (i) inserting the words and punctuation "the Indenture Trustee, the Loan Participant," before the word "Lessee" in the second line thereof and (ii) inserting the words and punctuation "the Indenture Trustee's, the Loan Participant's" before the word "Lessee's" in the fourth line thereof.

                  SECTION 34. AMENDMENT OF SECTION 15(c) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 15(c) of the Original Participation Agreement is hereby amended by (i) deleting the words "Equipment Trust Trustee" in the second sentence thereof and substituting therefor the words "Indenture Trustee",
(ii) inserting the words and punctuation ", the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture" after the words "Equipment Trust Agreement" in the third sentence thereof, and (iii) adding the word "Certificate" before the word "Holder" in the third sentence thereof.

                  SECTION 35. AMENDMENT OF SECTION 17 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 17 of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           (a) Lessee shall have the right to refinance the Secured Certificates no more than three times by giving written notice to the Owner Participant and the Owner Trustee that there be effected a voluntary redemption of the Secured Certificates by the Owner Trustee, whereupon the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refinancing (including the terms of any debt to be issued in connection with such refinancing); provided that no such refinancing shall require an increase in the amount of the Owner Participant's investment in the beneficial ownership of the Aircraft.

                           Upon such agreement:

                           (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "REFINANCING CERTIFICATE") setting forth (i) the proposed date on which the outstanding Secured Certificates will be redeemed, any new debt will be issued and the other aspects of such refinancing will be consummated (such date, the "REFINANCING DATE") and (ii) the following information calculated pursuant to the provisions of paragraph
                  (6) of this Section 17(a): (A) subject to the limitations set forth in this Section 17, the proposed adjusted debt/equity ratio, (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages. The Refinancing Certificate shall not provide for a debt/equity ratio of more than 4:1. Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit F to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures), as to the debt/equity ratio, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date and the revised Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages (such information, whether as set forth or as so determined, the "REFINANCING INFORMATION") the appropriate parties will take the actions specified in paragraphs (2) through (5) below;

                           (2) the appropriate parties will enter into appropriate documentation (which may involve an underwriting agreement in connection with a public offering of such debt to be issued by the Owner Trustee or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information which amount shall be equal to the aggregate principal amount of all Secured Certificates outstanding on the Refinancing Date (such debt securities, the "NEW DEBT"),
                  (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Secured Certificates on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to the Owner Trustee;

                           (3)      Lessee shall give the notice to the
                  Indenture Trustee pursuant to Section 2.11 of the Trust Indenture, and Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

                           (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Secured Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refinancing;

                           (5) unless otherwise agreed by the Owner Participant, Lessee shall pay or reimburse all of the expenses of such refunding or refinancing (including fees and expenses of counsel);

                           (6) when calculating any of the information required to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains the Owner Participant's Net Economic Return, (B) minimizes the Net Present Value of Rents to Lessee and minimizes the Stipulated Loss Value and Termination Value percentages to the extent possible consistent with clause (A), (C) is consistent with the provisions of Section 3 of the Lease and (D) uses the same methodology and assumptions used by the Owner Participant in determining Basic Rent, Excess Amounts, Stipulated Loss Values and Termination Values on the Delivery Date (except to the extent such assumptions have been altered since the Delivery Date in connection with an adjustment to Rents pursuant to
                  Section 3(d) of the Lease or such assumptions are the subject of the recalculations being conducted by the Owner Participant); and

                           (7) in connection with any proposed refinancing, if, on the date which is two Business Days prior to the last date on which notice of revocation of redemption may be given pursuant to Section 2.12(b) of the Trust Indenture, the Owner Participant is not satisfied in its sole discretion that such refinancing will occur on the date specified for such refinancing in the notice provided pursuant to Section 2.11 of the Trust Indenture, then Lessee shall not effect such proposed refinancing and shall provide notice to such effect to the Indenture Trustee pursuant to Section 2.12(b) of the Indenture.

                           (b) The Secured Certificates shall not be subject to voluntary redemption by the Owner Trustee without the consent of Lessee except as set forth in Section 2.14 of the Trust Indenture.

                  SECTION 36. DELETION OF ANNEX A TO THE ORIGINAL PARTICIPATION AGREEMENT. The Original Participation Agreement is hereby amended by deleting Annex A thereto in its entirety.

                  SECTION 37. AMENDMENT OF SCHEDULE I TO THE ORIGINAL PARTICIPATION AGREEMENT. Schedule I to the Original Participation Agreement is hereby amended by deleting paragraph 1 thereof in its entirety and substituting "Payments made to the Owner Participant shall be made to [
                            ].

                  SECTION 38. DELETION OF EXHIBIT I TO THE ORIGINAL PARTICIPATION AGREEMENT. The Original Participation Agreement is hereby amended by deleting Exhibit I thereto in its entirety.

                  SECTION 39. RATIFICATION; EFFECTIVENESS. Except as hereby modified, the Original Participation Agreement shall continue in full force and effect as originally executed. The amendments to the Original Participation Agreement set forth herein shall be effective as of the date hereof. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment.

                  SECTION 40. MISCELLANEOUS. (a) Each of the parties hereto agrees that the transactions contemplated hereby and by the Refunding Agreement shall constitute one of the three refinancing operations permitted in Section 17 of the Original Participation Agreement.

                  (b) Each party hereto acknowledges and agrees that the Purchaser is a Loan Participant under the Participation Agreement, the Lease and the other Operative Documents, and is entitled to the benefits of the covenants and other provisions therein running in favor of the Loan Participants, and to the security purported to be afforded by the Trust Indenture, but that (i) the Purchaser has no liability arising out of any event or condition which occurred or existed prior to the Closing, (ii) the Purchaser is making no representations or warranties other than those set forth therein or in the Refunding Agreement, and (iii) the Purchaser has no liability or obligation under any covenant in any of such agreements for any period prior to the Closing.

                  (c) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of, Lessee and its successors and assigns, each Loan Participant and its successors and assigns, the Owner Participant and its successors and assigns, each Certificate Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NORTHWEST AIRLINES, INC.,
                                           Lessee



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        FIRST SECURITY BANK OF UTAH, NATIONAL
                                        ASSOCIATION
                                           not in its individual capacity,
                                           except as expressly provided herein,
                                           but solely as Owner Trustee



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        STATE STREET BANK AND TRUST COMPANY,
                                           as Pass Through Trustee under each of
                                           the Pass Through Trust Agreements



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        STATE STREET BANK AND TRUST COMPANY,
                                           as Loan Participant



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        [                 ],
                                           as Owner Participant



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION,
                                           as Subordination Agent



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        STATE STREET BANK AND TRUST COMPANY,
                                           in its individual capacity and as
                                           Indenture Trustee



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                                                   SCHEDULE I TO
                                                         PARTICIPATION AGREEMENT

                          PASS THROUGH TRUST AGREEMENTS

1. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc. and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1A, dated as of June 12, 1996.

2. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc. and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1B, dated as of June 12, 1996.

3. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc. and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1C, dated as of June 12, 1996.

4. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc. and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1D, dated as of June 12, 1996.